Exhibit 1

EXPLANATION OF ITEMS 2(a), 2(d), 2(e) and 4(b)

Item 2(a)

This Schedule 13G is being filed by SHK Asian Opportunities Holdings Ltd., SHK Asian Opportunities Fund, L.P., SHK Private Equity Managers Ltd., and SHK Alpha Managers Ltd. (the “Filing Parties”).  All of the shares reported as beneficially owned in this Schedule 13G are owned directly by SHK Asian Opportunities Holdings Ltd., a wholly-owned subsidiary of SHK Asian Opportunities Fund, L.P.  SHK Private Equity Managers Ltd. is the general partner of SHK Asian Opportunities Fund, L.P.  The investment manager of SHK Asian Opportunities Fund, L.P. is SHK Alpha Managers Ltd.  SHK Private Equity Managers Ltd., through SHK Alpha Managers Ltd., has the power to direct the voting and disposition of the securities held by SHK Asian Opportunities Fund, L.P. and such voting and disposition power is exercised by its directors, Mr. Rizal Wijono, Mr. Nigel Stead and Mr. Winston Connolly.

Items 2(d) and 2(e)

According to the Company’s Registration Statement on Form 8-A, the Company’s Ordinary Shares, par value US$ 0.0001 per share (the “Ordinary Shares”) are listed on the NYSE AMEX LLC and registered under Section 12 of the Securities Exchange Act of 1943, as amended, solely in connection with the listing and registration of American Depositary Shares (“ADS”) representing the Ordinary Shares, with 1 ADS representing 2 Ordinary Shares.  The number of shares and percentage of outstanding shares beneficially owned reported in this Schedule 13G reflects beneficial ownership of Ordinary Shares.  The CUSIP number set forth on the cover page and in Item 2(e) is the CUSIP number of the ADSs.

Item 4(b)

SHK Asian Opportunities Holdings Ltd. acquired 2,388,500 Ordinary Shares on April 27, 2012, upon the automatic exchange of exchangeable bonds held by SHK Asian Opportunities Holdings Ltd. Upon consummation of such exchange, such 2,388,500 Ordinary Shares constituted 6.4% of the Company’s ordinary shares.  On May 2, 2012, upon completion of a public offering, the Company issued 9,555,556 Ordinary Shares in the form of ADSs, thereby reducing the Filing Parties’ beneficial ownership of the ordinary shares to 5.1% of the Ordinary Shares.

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